Exhibit 99.1
First Security Group Adopts Tax Benefits Preservation Plan to Preserve Use of Net Operating Losses
CHATTANOOGA, Tenn., October 30, 2012 - First Security Group, Inc. (NASDAQ: FSGI) (the “Company”) today announced that its board of directors adopted a tax benefits preservation plan designed to preserve the value of certain of the Company's deferred tax assets primarily associated with net operating loss carryforwards (NOLs) under Section 382 of the Internal Revenue Code. The Company intends to seek stockholder approval of the plan at its 2013 Annual Meeting of Stockholders.
NOLs can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company's ability to use its NOLs would be limited if there was an “ownership change” under Section 382. This would occur if stockholders owning (or deemed to own under the tax rules) 5% or more of the Company's stock increase their aggregate ownership of outstanding shares of the Company's common stock by more than 50 percentage points over a defined period of time. The plan is intended to reduce the likelihood of an “ownership change” occurring as a result of the buying and selling of the Company's common stock.
“The primary purpose of the tax preservation plan is to protect the value of our NOLs for our shareholders,” stated Michael Kramer, President and CEO of First Security Group. “As we continue to make progress towards our capital initiatives, minimizing any significant changes in our shareholder base becomes critically important to ensuring the success of our plan.”
In connection with the plan, the Company has declared a dividend of one preferred stock purchase right for each share of common stock outstanding as of the close of business on November 12, 2012. Effective today, any stockholder or group that acquires beneficial ownership of 5 percent or more of the Company's outstanding stock (an “acquiring person”) could be subject to significant dilution in its holdings if the Company's board of directors does not approve such acquisition. Existing stockholders holding 5 percent or more of the Company's common stock will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the plan. In addition, in its discretion, the board of directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the board not to jeopardize the Company's deferred tax assets.
The rights will expire upon the earlier of (i) October 30, 2022, (ii) the beginning of a taxable year with respect to which the board of directors determines that no tax benefits may be carried forward, (iii) the repeal or amendment of Section 382 or any successor statute, if the board of directors determines that the plan is no longer needed to preserve the tax benefits, (iv) the final adjournment of the Company's 2013 Annual Meeting of Stockholders if stockholder approval of the plan has not been received before such time, (iv) the final adjournment of the third annual meeting of stockholders following the last annual meeting of stockholders at which the plan was most recently approved by stockholders, unless the plan receives stockholder re-approval at such third annual meeting, and (v) certain other events as described in the plan.
Additional information regarding the plan will be provided in a Current Report on Form 8-K and in a Registration Statement on Form 8-A which the Company intends to file with the Securities and Exchange Commission. In addition, the Company's stockholders of record as of November 12, 2012 will be mailed a detailed summary of the plan.
About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to the following: deterioration in the financial condition of borrowers; changes in loan underwriting, credit review or loss reserve policies; the failure of assumptions underlying the establishment of reserves for possible loan losses; changes in political and economic conditions; changes in financial market conditions; fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing; governmental monetary and fiscal policies, as well as legislative and regulatory changes; First Security's participation or lack of participation in governmental programs; First Security's lack of participation in a “stress test” under the Federal Reserve's Supervisory Capital Assessment Program; the effects of competition from other commercial banks, thrifts, and other financial institutions; and the effect of any mergers, acquisitions or other transactions, to which we or our subsidiary may from time to time be a party.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results may differ significantly from those we discuss in these forward-looking statements.
Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

CONTACT:
John R. Haddock, CFO
(423) 266-2000
jhaddock@FSGBank.com